Exhibit 10.10

AMERICOLD REALTY TRUST

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the Americold Realty Trust 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

I.                                         NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Participant:

Address:

The above named Participant has been granted Restricted Stock Units (the “Units”) with respect to Common Shares of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

Grant Date:

Vesting Date:

Number of Units:

Vesting Schedule:

Subject to accelerated vesting as set forth in this Agreement or in the Plan, the Units granted under this Agreement shall vest according to the following vesting schedule, subject to Participant’s maintenance of his or her Eligible Status from the Grant Date through the date such vesting is scheduled to occur:

20% of the Units shall vest on each of the first, second, third, fourth, and fifth annual anniversaries of the Vesting Date as provided above.

Settlement:

Subject to the terms and conditions of this Agreement and the Plan, each vested Unit shall entitle Participant to receive one Common Share, which shall be issued to Participant as soon as practicable (but in any event no later than thirty (30) days) following the date on which such Unit shall vest in accordance with this Agreement.  No Common Shares shall be issued to

Participant with respect to the Units prior to the satisfaction of the vesting requirements with respect to such Units.

Termination

Any unvested Units shall expire on the date Participant’s Eligible Status is terminated for any or no reason, or, if sooner, the date on which Participant ceases to be employed as                                      of the Company, and Participant shall have no further rights with respect thereto.

II.                                     TERMS AND CONDITIONS OF GRANT

1.                                       Grant of Units.  The Committee hereby grants to the Participant named in Section I herein these Units, subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference.  These Units are granted in consideration of Participant’s continued future services to the Company.  Subject to the terms and conditions of the Plan and this Agreement, each Unit represents an unsecured promise of the Company to deliver, and the right of Participant to receive, one Common Share of the Company at the time set forth herein.  As a holder of the Units, Participant has only the rights of a general unsecured creditor of the Company.

2.                                       Vesting Schedule.  Except as provided in Section II.3 of this Agreement, the Units shall vest in accordance with the Vesting Schedule set forth in Section I of this Agreement.  Any Units scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement unless Participant has maintained his or her Eligible Status from the Grant Date through the date such vesting is scheduled to occur.

3.                                       Acceleration of Vesting.  The Committee, in its discretion, may accelerate the vesting of some or all of the unvested Units at any time, subject to the terms of the Plan.  If so accelerated, such Units shall be considered as having vested as of the date or upon the occurrence of the condition specified by the Committee.

4.                                       Additional Conditions to Issuance of Stock.  No Common Shares shall be issued with respect to the Units until such time as the Plan has been approved by the shareholders of the Company.  No Common Shares shall be issued with respect to the Units unless such issuance complies with all applicable U.S. federal and state laws, the requirements of any stock exchange or quotation system on which the Common Shares are listed or quoted, and the applicable laws of any other jurisdiction where Awards are granted under the Plan.  Without limiting the generality of the foregoing, Participant shall make such representations and agreements as may be required by the Company to ensure compliance with all such laws and requirements.

5.                                       Standstill.  Participant hereby agrees that, to the extent requested by the Company or an Acquirer in connection with a firm commitment of an underwritten public offering of securities of any of them, Participant will agree (a) not to sell or otherwise Transfer any Common Shares acquired under the Plan for a period of one hundred eighty (180) days (or such shorter or longer period as the managing underwriter may require of the principal security holders of the Company or Acquirer, as the case may be) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering (the “Market Standstill Period”), and (b) to execute such instruments as the managing underwriter may reasonably require to evidence compliance with the foregoing.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standstill Period.

6.                                       Non-Transferability of Units.  These Units may not be Transferred in any manner otherwise than by will or the laws of descent or distribution, or pursuant to a domestic relations order. In the event of Participant’s legal incapacity, any Common Shares otherwise issuable with respect to these Units shall be issued to Participant’s guardian or legal representative.  In the case of Units Transferred pursuant to a domestic relations order, any Common Shares otherwise issuable with respect to these Units shall be issued to the transferee.  If Participant is deceased, any Common Shares otherwise issuable with respect to the Units may be issued to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  In the event that Common Shares are issuable with respect to the Units to any Person other than Participant in accordance with this paragraph, any distribution or delivery to be made to Participant under this Agreement shall be made to such Person, provided that such Person must furnish the Company with (x) written notice of his or her status as guardian, legal representative, transferee pursuant to a domestic relations order, beneficiary, administrator, or executor, as applicable, and (y) evidence satisfactory to the Company to establish the validity of the Transfer of the Units to such Person and compliance with any laws or regulations pertaining to said Transfer.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.  Any attempt to Transfer the Units in violation of this Agreement or the Plan shall render such Units null and void.

7.                                       Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no Common Shares shall be issued to Participant with respect to the Units granted hereunder unless and until Participant delivers to the Company the amount of any Tax Withholding Liability which the Company determines must be withheld with respect to such Common Shares (in United States dollars in cash or by bank cashier’s check made payable to the Company’s order), or unless and until Participant has made other satisfactory arrangements (as determined by the Committee in its discretion) for payment of such amount.  Without limiting the generality of the foregoing, to the extent determined appropriate by the Committee in its discretion, it shall have the right (but not the obligation) to permit Participant to satisfy such Tax Withholding Liability by (a) surrendering Common Shares which have a Fair Market Value at the time such Common Shares are surrendered equal to the amount of such Tax Withholding Liability, provided that such Common Shares are not subject to any pledge or other security interest, or (b) having the Company withhold from the Common Shares otherwise deliverable to Participant a number of Common Shares with a Fair Market Value equal to the amount of such Tax Withholding Liability (but no more than the minimum required statutory withholding liability).

8.                                       Dividend Equivalents.  During the period that Participant holds the Units prior to the date such Units are settled, the Company shall credit to a non-interest bearing account on its books for Participant, on each date that the Company pays a cash dividend to holders of its Common Shares, an amount equal to the dollar amount paid per Common Share for each Unit held by Participant (the “Dividend Equivalents”).  The Dividend Equivalents shall be subject to the same vesting schedule as the Units with respect to which such Dividend Equivalents are credited, and in the event that any of the Units terminate or are forfeited, the Dividend Equivalents credited to Participant’s account with respect to such Units shall also be forfeited.  The Company will cause the Dividend Equivalents with respect to each Unit to be paid in cash at such time as such Unit is settled pursuant to Section I of this Agreement, subject to any applicable withholding requirements.

9.                                       Tax Consequences.  Participant acknowledges that (i) there may be adverse tax consequences upon acquisition or disposition of the Units or the Common Shares issued with respect to the Units, (ii) Participant should consult a tax advisor with respect to the tax consequences of the Units. The Units granted herein are intended to be “short-term deferrals” exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Units and this Agreement shall be interpreted in a manner consistent with such intent.  However, Participant is solely responsible for determining the tax consequences of the Units and for Participant’s taxes, interest, penalties and other costs with respect to the Units (including but not limited to any additional tax or interest imposed under Section 409A of the Code).

10.                                 Rights as Shareholder.  Except as otherwise provided in Section II.8 hereof, neither Participant nor any Person claiming under or through Participant shall have any of the rights or privileges of a holder of Common Shares with respect to the Common Shares deliverable with respect to these Units unless and until such Common Shares have been issued in accordance with Section I of this Agreement, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation, and delivery, Participant shall have all the rights of a shareholder of the Company, including without limitation the right to vote and the right to receive dividends and distributions on such Common Shares.

11.                                 No Guarantee of Continued Employment or Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THESE UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN AN ELIGIBLE STATUS AT THE WILL OF THE COMPANY OR A SUBSIDIARY, AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THESE UNITS.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE PLAN, THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR A SUBSIDIARY’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP WITH THE COMPANY OR ITS SUBSIDIARY AT ANY TIME, WITH OR WITHOUT CAUSE.

12.                                 Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be in writing and shall be (a) delivered personally to the Person to whom such notice is directed, or (b) sent by facsimile, recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at 10 Glenlake Parkway, Suite 800, South Tower, Atlanta, GA 30328, Attn: General Counsel, or to the notice address determined in accordance with the Company’s charter documents.

13.                                 Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Awards granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.                                 Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Plan.

15.                                 Amendment, Suspension, or Discontinuance of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, altered, suspended, discontinued or terminated by the Board at any time.

16.                                 Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on Transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors, and assigns.

17.                                 Committee Authority.  Subject to the limitations of the Plan, this Agreement, and applicable law, the Committee shall have the power to (a) establish, amend and rescind rules and regulations relating to the Plan (including, but not limited to, the determination of whether or to what degree the Units have vested); (b) construe and interpret the terms of the Plan and this Agreement; (c) modify the terms and conditions of the Plan or this Agreement to the extent necessary or advisable to effectuate the purpose of the Plan as a result of any changes in the tax, accounting, or securities law treatment of the Plan, this Agreement, these Units, or the Common Shares; (d) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or this Agreement in the manner and to the extent the Committee shall deem desirable to carry the Plan into effect; and (e) make all other determinations and take any other actions that the Committee deems necessary or advisable for the administration and interpretation of the Plan and this Agreement.  All actions taken and all designations, determinations, interpretations, and other decisions made by the Committee in good faith under or with respect to the Plan or this Agreement shall be final and binding upon Participant, the Company, and all other interested Persons.  No member of the Committee shall be liable to any Person for any such action taken or determination made in good faith with respect to the Plan or this Agreement.

18.                                 Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee made in good faith shall be final and binding upon Participant, the Company, and all other interested Persons.

19.                                 Headings.  Headings are given to the Sections, paragraphs and other subdivisions of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

20.                                 Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or these Units under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

21.                                 Entire Agreement.  This Agreement and the Plan as incorporated by reference constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest without the written consent of Participant.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.

22.                                 Governing Law. The validity, construction, and effect of this Agreement will be determined in accordance with the laws of the State of Georgia and applicable federal law without regard to principles of conflicts of law.

23.                                 Resolution of Disputes.  Except as otherwise provided in the Plan or this Agreement, any dispute arising under the Plan or this Agreement shall be submitted to arbitration before a single arbitrator in Atlanta, Georgia, in accordance with the then current Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (or any successor organization), unless otherwise required by law.  The award in any such arbitration shall be final and binding on the parties, and judgment upon such award may be entered in any federal or state court having jurisdiction.  The arbitrator, in his or her sole discretion, may determine that there is a prevailing party or parties in the arbitration and, if so, the arbitrator, in his or her sole discretion, to the extent permitted by law, may determine that the costs of the arbitration proceedings, including reasonable attorneys’ fees, that would otherwise be borne by such party(ies) shall be borne by the other party(ies).

[Signatures appear on next page.]

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts these Units subject to all of the terms and provisions thereof.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.  Participant hereby agrees to notify the Company upon any change in the residence address indicated below.  Participant further agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

PARTICIPANT FURTHER AGREES THAT, PURSUANT TO SECTION II.23 OF THIS AGREEMENT, ANY DISPUTE ARISING UNDER THE PLAN OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION BEFORE A SINGLE ARBITRATOR IN ATLANTA, GEORGIA, IN ACCORDANCE WITH THE THEN CURRENT EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (OR ANY SUCCESSOR ORGANIZATION), UNLESS OTHERWISE REQUIRED BY LAW; THAT THE AWARD IN ANY SUCH ARBITRATION SHALL BE FINAL AND BINDING ON THE PARTIES; THAT JUDGMENT UPON SUCH AWARD MAY BE ENTERED IN ANY FEDERAL OR STATE COURT HAVING JURISDICTION; AND THAT THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, MAY DETERMINE THAT THERE IS A PREVAILING PARTY OR PARTIES IN THE ARBITRATION AND, IF SO, THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, TO THE EXTENT PERMITTED BY LAW, MAY DETERMINE THAT THE COSTS OF THE ARBITRATION PROCEEDINGS, INCLUDING REASONABLE ATTORNEYS’ FEES, THAT WOULD OTHERWISE BE BORNE BY SUCH PARTY(IES) SHALL BE BORNE BY THE OTHER PARTY(IES).

PARTICIPANT	AMERICOLD REALTY TRUST

By

Title

Address:	Address: Americold Realty Trust 10 Glenlake Parkway Suite 800, South Tower Atlanta, GA 30328